Exhibit 99.1

Daxor Corporation Appoints Robert J. Michel as

Chief Financial Officer

NEW YORK – September 28, 2018 - Daxor Corporation (NYSE MKT: DXR), an investment company with innovative medical instrumentation and biotechnology operations focused on blood volume measurement, today announced the appointment of Robert J. Michel, CPA, MBA as its new chief financial officer, effective September 28, 2018.

“Bob joins Daxor with significant experience across a wide array of industries, including serving on the board of a biometric solutions company . In addition, his public company expertise, combined with his comfort in working and communicating with the investor public make him an important addition to the Daxor team,” commented Michael Feldschuh, CEO of Daxor Corporation.

Mr. Michel joins Daxor with more than 30 years of experience in accounting and finance for companies specializing in consumer finance, engineering/manufacturing, marketing and the healthcare industry, both privately held and publicly traded. He most recently served as CFO of at Sher-Del Transfer and Relocation Services, and prior spent seven years as CFO of Asta Funding, a publicly traded diversified financial services company. He is a Certified Public Accountant and holds a degree in Business Administration from the Villanova School of Business and an MBA from St. John’s University.

“Daxor is an exciting company with the tremendous potential for growth and value creation with its game-changing technology. I look forward to supporting the Daxor team in building the business and ensuring the overall financial health of the company,” said Mr. Michel.

About Daxor Corporation

Daxor Corporation is an innovative medical instrumentation and biotechnology company. The company manufactures the BVA-100 Blood Volume Analyzer, the first instrument approved by the FDA to provide rapid direct measurement of a patient’s blood volume. Daxor believes that the BVA-100 Blood Volume Analyzer has the potential to transform therapy in a broad range of surgical and medical conditions. It is the company’s goal, working in conjunction with hospitals and clinics, to achieve that possibility. Ultimately, its mission is to help hospitals and physicians incorporate Daxor’s BVA-100 diagnostic to significantly improve the quality of patient care. For more information please visit Daxor’s website at http://www.daxor.com.

Forward-Looking Statements

Certain statements in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the impact of hiring sales staff and expansion of our distribution channels. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, FDA regulatory actions, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and additional other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Daxor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Daxor Corporation:

Soren Thompson

Investor Relations

212-330-8502

sthompson@daxor.com

Investor Relations Contact:

Bret Shapiro

Sr. Managing Partner

CORE IR

561-479-8566

brets@coreir.com

Media:

Jules Abraham

CORE IR

917-885-7378

juleas@coreir.com